UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2007

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2007, AMERIGROUP Corporation (the "Company") announced that Jeffrey L. McWaters, the Company’s Chairman, Chief Executive Officer and Founder will retire from the position of Chief Executive Officer effective August 31, 2007 as part of a planned succession. Mr. McWaters will continue to serve as an executive Chairman of the Board until the next annual meeting of the Company’s stockholders, which is to be held on May 8, 2008. From May 9, 2008 through August 31, 2009, it is expected that Mr. McWaters will serve as a consultant to the Company.

The Company also announced that the Company’s current President and Chief Operating Officer, James G. Carlson, will succeed Mr. McWaters as Chief Executive Officer effective September 1, 2007. In addition to the position of Chief Executive Officer, Mr. Carlson will also continue to serve as the Company’s President. The Board of Directors also appointed Mr. Carlson to the Board of Directors, effective July 6, 2007. Mr. Carlson will stand for re-election to the Board of Directors at the May 8, 2008 annual meeting of the Company’s stockholders.

Mr. Carlson, age 55, joined the Company as its President and Chief Operating Officer in April 2003. Prior to joining the Company, Mr. Carlson co-founded Workscape, Inc. in 1999, a privately held provider of benefits and workforce management solutions, for which he served as Chief Executive Officer and a Director. Prior to that, Mr. Carlson served as Executive Vice President of UnitedHealth Group and as President of its UnitedHealthcare business unit.

Mr. Carlson will continue to receive his current annual base salary of $580,000 through August 31, 2007. The Company expects to enter into an employment agreement with Mr. Carlson in connection with his promotion to the position of Chief Executive Officer, but the terms of that agreement have not yet been determined.

Mr. McWaters will continue to receive his current annual base salary of $725,000 through August 31, 2007. The Company expects to enter into a revised employment agreement and other related agreements with Mr. McWaters in connection with his transition from Chief Executive Officer, but the terms of those agreements have not yet been determined.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, "Regulation FD Disclosure."

Furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference is the press release announcing the matters set forth in Item 5.02 above and announcing that the Company is reiterating its 2007 annual estimates for earnings per diluted share of $1.81 to $1.96.

The information furnished pursuant to this Item 7.01 (including the exhibit hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of AMERIGROUP Corporation dated July 9, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

July 9, 2007	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of AMERIGROUP Corporation dated July 9, 2007